SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 1, 2014
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, STE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On April 28, 2014 Alanco Technologies, Inc. held its Annual Meeting of Shareholders at the Company’s offices in Scottsdale, Arizona for the purpose of considering two proposals.  The Company’s Definitive Proxy Statement, outlining details of the proposals was filed with the SEC on February 27, 2014.  The following proposals were voted upon by 2,682,115 shares, or 54.4% of the 4,932,500 shares eligible to vote, constituting a quorum.   The final voting results by proposal are listed below.

Proposals 1 and 2 require a majority of shares voted for approval.  The “% For” represents the affirmative votes for the proposal divided by the total number of shares voted.

(1)           ELECTION OF DIRECTORS.

Mr. Harold S. Carpenter	For:	2,171,589	Withheld:	510,526	% For:	81.0%
Mr. John A. Carlson	For:	2,171,589	Withheld:	510,526	% For:	81.0%
Mr. James T. Hecker	For:	2,171,539	Withheld:	510,576	% For:	81.0%
Mr. Robert R. Kauffman	For:	2,113,873	Withheld:	568,242	% For:	78.8%
Mr. Thomas C. LaVoy	For:	2,171,589	Withheld:	510,526	% For:	81.0%

(2)           RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

For:	2,679,257	Against:	2,321	Abstain:	537	% For:	99.9%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Alanco Technologies, Inc.

                             By      /s/ John A. Carlson
                                  Name: John A. Carlson
                              Title:   Director, President and CEO

Date: May 1, 2014